UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2018, InfuSystem Holdings, Inc. (the “Company”), announced that Gregg O. Lehman, PhD., has resigned and Scott Shuda has been elected chairman of the Company’s board of directors (the “Board”). Mr. Shuda, 53, a member of the Board since September 2015, is managing director of Meridian OHC Partners, LP, which invests in small public companies primarily in the health care and information technology sectors. In such capacity, he frequently serves as a member of the board of directors of portfolio companies. Prior to co-founding Meridian, Mr. Shuda co-founded BlueLine Partners, which similarly focused on small public company investments. Previously, Mr. Shuda was an executive officer of publicly-traded Vicinity Corporation, and prior to that worked as a transactions-related attorney in New York City and Silicon Valley. Mr. Shuda received joint JD/MBA degrees from Georgetown University, where he also conducted his undergraduate studies.

Dr. Lehman had been Board chairman since May 2015 and will continue to serve on the Company’s Board as vice-chairman. Mr. Lehman’s resignation does not reflect any dispute or disagreement with the Company, nor does it relate to any issues with respect to the Company's financial performance.

Item 8.01.	Other Events

On December 19, 2018, the Company issued a press release announcing the foregoing matter. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of InfuSystem Holdings, Inc., dated December 19, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Gregory W. Schulte
Gregory W. Schulte
Executive Vice President and Chief Financial Officer

Dated: December 19, 2018